Exhibit 99.1

For Immediate Release

Builders FirstSource Reports Third Quarter 2014 Results

Third Quarter Sales increase to approximately $435 Million

October 23, 2014 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the third quarter ended September 30, 2014.

Third quarter highlights include the following (see financial schedules for more information, including non-GAAP reconciliations):

•	Third quarter 2014 sales increased to $434.9 million, up 7.9%, compared to $402.9 million for the third quarter of 2013.

•	Gross margin percentage was 22.5 percent, down from 23.0 percent in the third quarter of 2013, and up from 22.0 percent in the second quarter of 2014.

•	Adjusted EBITDA was $20.2 million, compared to $23.0 million for the third quarter of 2013.

•	Recently completed acquisitions include Slone Lumber Company, Inc. in Houston, Texas, West Orange Lumber Company in Orlando, Florida, Truss Rite, LLC in Dallas, Texas, and Trim Tech of Austin, Inc. in Austin, Texas. On a trailing twelve month basis as of their respective acquisition dates, these companies had generated combined revenue of approximately $67 million.

•	Total liquidity at September 30, 2014 was approximately $197 million, and includes $67.8 million of cash and $129.4 million in borrowing availability under our revolver.

Floyd Sherman, Builders FirstSource CEO commented on the company’s results, stating, “We ended the third quarter of 2014 with sales of approximately $435 million, and on a same-store-basis increased our sales by 5.3 percent compared to the third quarter of 2013. Our sales volume, excluding the impact of recent acquisitions, grew 6.6 percent before a 1.3 percent negative impact of commodity price deflation on sales. For the current quarter, the U.S. Census Bureau reported actual single-family housing starts in the South Region, which encompasses all of our markets, increased 10.5 percent compared to the third quarter of 2013. On a September year-to-date basis, actual single-family starts increased 4.0 percent in the South Region compared to 2013, while our sales volume grew 9.9 percent before a 3.1 percent negative impact of commodity price deflation on our sales.”

Builders FirstSource Reports Third Quarter 2014 Results (continued)

Mr. Sherman added, “In addition to our focus on profitable organic growth, our focus has also been on growing through acquisitions. Our recent acquisitions in the Orlando, Houston, Dallas and Austin markets should allow us the opportunity to expand our product and service offerings to a more diverse customer base in what we consider very attractive housing markets.”

Commenting on the current quarter results, Chad Crow, Builders FirstSource Senior Vice President and Chief Financial Officer added, “We continue to grow our business with a focus on improving gross margins and are pleased with the 90 basis point improvement we have achieved on a year-to-date basis. Our selling, general and administrative expenses (“SG&A”) increased $7.5 million over the third quarter of 2013, excluding the impact of recent acquisitions. Approximately half of this increase was due to higher sales volume and costs associated with our recent acquisitions. The remaining increase related to expenses incurred in anticipation of stronger housing starts this year in areas such as delivery capacity and incremental personnel, combined with increases in group health and non-cash stock compensation expense during the current quarter.”

Third Quarter 2014 Results Compared to Third Quarter 2013

(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

•	Sales were $434.9 million, an increase of $32.0 million or 7.9 percent. Excluding the impact of recent acquisitions, we estimate sales increased approximately 6.6 percent due to increased sales volume, which was offset 1.3 percent by the impact of commodity price deflation on our sales.

•	Gross margin percentage was 22.5 percent, down from 23.0 percent last year, largely due to more favorable trends in market prices for commodity lumber and lumber sheet good products in the third quarter of 2013.

•	SG&A expenses increased $9.6 million, or 13.3 percent. As a percentage of sales, SG&A expense increased to 18.8 percent compared to 18.0 percent. Incremental group health expense and non-cash stock compensation expense, combined with the negative impact of commodity deflation on our sales, increased our SG&A expense expressed as a percent of sales by approximately 70 basis points for the current quarter.

•	Interest expense was $6.4 million, a decrease of $1.1 million. The decrease was primarily related to a $1.1 million reduction in the non-cash, fair value adjustment related to stock warrants issued in connection with our 2011 term loan. See supplemental schedule attached.

•	We recorded $0.5 million of income tax expense compared to a $0.1 million income tax benefit in the third quarter of 2013. We recorded a reduction of the after-tax, non-cash valuation allowance on our net deferred tax assets of $3.3 million and $3.4 million in the third quarters of 2014 and 2013, respectively. Absent the valuation allowance, the effective tax rate inclusive of discrete items would have been 40.7 percent and 25.8 percent in the third quarters of 2014 and 2013, respectively. As of September 30, 2014, our gross federal income tax net operating loss available for carry-forward was approximately $247 million.

•	Income from continuing operations was $8.7 million, or $0.07 per diluted share, compared to $13.0 million, or $0.13 per diluted share.

•	Adjusted EBITDA was $20.2 million, or 4.7 percent of sales, compared to $23.0 million, or 5.7 percent of sales. See reconciliation attached.

Builders FirstSource Reports Third Quarter 2014 Results (continued)

Liquidity and Capital Resources

•	Total liquidity at September 30, 2014 was approximately $197 million, and includes $67.8 million of cash and $129.4 million in borrowing availability under our revolver.

•	Operating cash flow was $29.8 million for the third quarter of 2014, compared to $29.7 million last year.

•	During the third quarter of 2014, we used approximately $24.4 million of cash on hand to acquire West Orange Lumber Company and Truss Rite, LLC.

•	In July 2014, we borrowed $30 million under our senior secured revolving credit facility, and have $30 million in outstanding borrowings as of September 30, 2014.

•	Capital expenditures were $2.4 million for the third quarter of 2014, compared to $4.8 million for the same quarter of 2013. Capital expenditures in the fourth quarter of 2014 are expected to approximate $10.0 million, most of which is related to the relocation of an existing facility and the opening of a new facility, both in the state of Texas.

Outlook

Concluding, Mr. Sherman added, “We continue to believe the long-term outlook for the housing industry remains positive, and that the pace of the recovery will accelerate as consumers gain more confidence in the economy and pent-up housing demand gets released. We will continue looking for ways to improve our profitability while still growing our market share, including seeking additional strategic acquisition targets, in order to be even better positioned for such a rebound.”

Conference Call

Builders FirstSource will host a conference call Friday, October 24, 2014 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 866-454-4209 (U.S. and Canada) and 913-312-0714 (international). A replay of the call will be available at 3:00 p.m. CT through October 29th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 6861661. The live webcast and archived replay can also be accessed on the company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 55 distribution centers and 52 manufacturing facilities in 9 states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Builders FirstSource Reports Third Quarter 2014 Results (continued)

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

#    #    #

Contact:
Chad Crow	Marcie Hyder
Senior Vice President and Chief Financial Officer	Vice President and Corporate Controller
Builders FirstSource, Inc.	Builders FirstSource, Inc.
(214) 880-3585	(214) 880-3551

Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Sales	$434,907	$402,931	$1,207,359	$1,120,781
Cost of sales	337,260	310,437	940,998	883,708

Gross margin	97,647	92,494	266,361	237,073
Selling, general and administrative expenses (includes stock-based compensation expense of $2,002 and $966 for the three months ended in 2014 and 2013, respectively, and $3,910 and $3,285 for the nine months ended in 2014 and 2013, respectively.)	81,963	72,343	227,698	202,432
Facility closure costs	99	(197)	290	(86)

Income from operations	15,585	20,348	38,373	34,727
Interest expense, net	6,393	7,525	21,725	81,083

Income (loss) from continuing operations before income taxes	9,192	12,823	16,648	(46,356)
Income tax expense (benefit)	453	(129)	601	586

Income (loss) from continuing operations	8,739	12,952	16,047	(46,942)
Loss from discontinued operations (net of income tax expense of $0 in 2014 and 2013, respectively)	(235)	(158)	(318)	(278)

Net Income (loss)	$8,504	$12,794	$15,729	$(47,220)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.09	$0.13	$0.16	$(0.49)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Net income (loss)	$0.09	$0.13	$0.16	$(0.49)

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.07	$0.13	$0.14	$(0.49)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Net income (loss)	$0.07	$0.13	$0.14	$(0.49)

Weighted average common shares:
Basic	98,104	97,229	98,010	96,314

Diluted	100,360	99,765	100,628	96,314

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended September 30,
	2014		2013
	(in thousands)
Prefabricated components	$90,224	20.7%	$82,955	20.6%
Windows & doors	97,744	22.5%	84,436	21.0%
Lumber & lumber sheet goods	141,646	32.6%	137,514	34.1%
Millwork	42,659	9.8%	37,434	9.3%
Other building products & services	62,634	14.4%	60,592	15.0%

Total sales	$434,907	100.0%	$402,931	100.0%

	Nine months ended September 30,
	2014		2013
	(in thousands)
Prefabricated components	$251,736	20.9%	$221,981	19.8%
Windows & doors	264,862	21.9%	225,831	20.1%
Lumber & lumber sheet goods	401,088	33.2%	403,593	36.0%
Millwork	116,200	9.6%	101,672	9.1%
Other building products & services	173,473	14.4%	167,704	15.0%

Total sales	$1,207,359	100.0%	$1,120,781	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2014	December 31, 2013
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$67,770	$54,696
Accounts receivable, less allowance of $3,103 and $3,605 at September 30, 2014 and December 31, 2013, respectively	170,824	143,036
Inventories	134,192	123,636
Other current assets	23,552	9,793

Total current assets	396,338	331,161
Property, plant and equipment, net	62,390	49,392
Goodwill	122,033	111,193
Other assets, net	28,584	24,093

Total assets	$609,345	$515,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,231	$81,046
Accrued liabilities	76,439	45,310
Current maturities of long-term debt	30,072	67

Total current liabilities	203,742	126,423
Long-term debt, net of current maturities	353,849	353,904
Other long-term liabilities	16,518	20,144

Total liabilities	574,109	500,471
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 98,133 and 97,905 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	981	973
Additional paid-in capital	377,549	373,418
Accumulated deficit	(343,294)	(359,023)

Total stockholders’ equity	35,236	15,368

Total liabilities and stockholders’ equity	$609,345	$515,839

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
	2014	2013
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$15,729	$(47,220)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,413	7,341
Amortization and write-off of deferred loan costs	1,816	3,450
Amortization and write-off of debt discount	—	7,794
Fair value adjustment of stock warrants	(1,321)	558
Deferred income taxes	361	875
Bad debt expense	(364)	866
Net non-cash income from discontinued operations	—	(195)
Stock compensation expense	3,910	3,285
Net gain on sale of assets	(119)	(167)
Changes in assets and liabilities:
Receivables	(21,651)	(47,510)
Inventories	(6,595)	(16,292)
Other current assets	(4,382)	(2,028)
Other assets and liabilities	(490)	(973)
Accounts payable	16,185	11,470
Accrued liabilities	21,004	22,574

Net cash provided by (used in) operating activities	30,496	(56,172)

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,522)	(9,392)
Proceeds from sale of property, plant and equipment	120	1,674
Cash used for acquisitions, net	(33,165)	—
Decrease in restricted cash	—	13,030

Net cash provided by (used in) investing activities	(47,567)	5,312

Cash flows from financing activities:
Borrowings under revolving credit facility	30,000	30,000
Payments under revolving credit facility	—	(30,000)
Proceeds from issuance of long term debt	—	350,000
Payments of long-term debt and other loans	(50)	(364,763)
Payments of deferred loan costs	(34)	(15,539)
Payment of recapitalization costs	—	(37)
Exercise of stock options	1,535	1,159
Repurchase of common stock	(1,306)	(1,036)

Net cash provided by (used in) financing activities	30,145	(30,216)

Net change in cash and cash equivalents	13,074	(81,076)
Cash and cash equivalents at beginning of period	54,696	131,432

Cash and cash equivalents at end of period	$67,770	$50,356

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Supplemental Interest Expense Information

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands)
Detail of Interest Expense:
Term loan	$—	$—	$—	$10,638
Prepayment Penalty—Term Loan	—	—	—	39,475
2021 notes	6,672	6,710	20,016	9,117
2016 notes	—	—	—	9,083
Credit facility	280	207	684	392
Change in fair value of stock warrants (1)	(1,340)	(198)	(1,321)	558
Amortization of debt discount (1) (2)	—	—	—	7,794
Amortization of deferred loan costs (1) (3)	616	617	1,816	3,450
Other	165	189	530	576

Interest expense, net	$6,393	$7,525	$21,725	$81,083

(1)	Non-cash item
(2)	Includes $6,797 write-off of term loan discount for the nine months ended September 30, 2013
(3)	Includes $2,150 write-off of debt issuance costs related to term loan & 2016 notes for the nine months ended September 30, 2013

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note: The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on October 23, 2014.

	Three months ended September 30,
	2014	2013
	(in thousands)
Reconciliation to Adjusted EBITDA:
Net income	$8,504	$12,794
Reconciling items:
Depreciation and amortization expense	2,391	2,033
Interest expense, net	6,393	7,525
Income tax expense	453	(129)
Stock compensation expense	2,002	966
Acquisition cost	244	—
Other	239	(168)

Adjusted EBITDA	$20,226	$23,021